Exhibit 99.2

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Financial Statements as of September 30, 2004 and December 31, 2003,

and for the nine month periods ended September 30, 2004 and 2003

Table of Contents

Page
Condensed Balance Sheets as of September 30, 2004 and December 31, 2003	F-1

Condensed Statements of Operations for the nine month periods ended September 30, 2004 and 2003	F-2

Condensed Statements of Cash Flows for the nine month periods ended September 30, 2004 and 2003	F-3

Notes to Condensed Financial Statements	F-4 -6

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Condensed Balance Sheets

Unaudited

	September 30, 2004	December 31, 2003
Assets
Current assets:
Cash (note 3)	$75,942	495
Trade accounts receivable, net of allowance for doubtful accounts of $116,227 and $103,000 at September 30, 2004 and December 31, 2003, respectively	924,882	815,310
Inventories (note 2)	7,174,017	10,587,910
Prepaid expenses and other current assets	339,059	279,207

Total current assets	8,513,900	11,682,922

Property, plant and equipment, net	27,100,091	29,160,837
Other assets	3,082,461	3,292,404

	$38,696,452	44,136,163

Liabilities and Stockholder’s Deficit

Current liabilities:
Cash overdraft	$—	94,173
Accounts payable	523,207	1,663,426
Accrued expenses and other current liabilities	2,194,798	1,554,218

Total current liabilities	2,718,005	3,311,817

Due to Royster-Clark, Inc. (note 4)	64,462,464	67,992,824

Total liabilities	67,180,469	71,304,641

Stockholder’s deficit:
Common stock, no par value. Authorized 1,000 shares; issued and outstanding 985 shares	—	—
Accumulated deficit	(28,484,017)	(27,168,478)

Commitment (note 6)

Total liabilities and stockholder’s deficit	$38,696,452	44,136,163

See accompanying notes to condensed financial statements.

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Condensed Statements of Operations

Unaudited

	Nine months ended September 30,
	2004	2003
Net sales (note 4)	$69,135,376	42,646,287
Cost of sales (note 4)	65,429,921	47,538,823

Gross profit (loss)	3,705,455	(4,892,536)
Selling, general and administrative expenses (note 4)	1,122,102	1,287,830

Operating income (loss)	2,583,353	(6,180,366)
Interest expense (note 4)	(3,898,892)	(4,007,278)

Loss before income taxes	(1,315,539)	(10,187,644)
Income tax expense (note 5)	—	13,549,000

Net loss	$(1,315,539)	(23,736,644)

See accompanying notes to condensed financial statements.

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Condensed Statements of Cash Flows

Unaudited

	Nine months ended September 30,
	2004	2003
Cash flows from operating activities:
Net loss	$(1,315,539)	(23,736,644)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for doubtful accounts	(48,938)	65,227
Depreciation and amortization	3,610,891	3,653,686
Fixed asset impairment charge	299,326	—
Gain on recovery of precious metals	—	(624,840)
Deferred income taxes	—	13,549,000
Changes in operating assets and liabilities increasing (decreasing) cash:
Trade accounts receivable	(60,634)	(196,389)
Inventories	3,413,893	(6,456,231)
Prepaid expenses and other current assets	(59,852)	74,639
Other assets	(99,554)	(632,250)
Accounts payable	(1,140,219)	(372,069)
Accrued expenses and other current liabilities	640,580	(441,175)

Total adjustments	6,555,493	8,619,598

Net cash provided by (used in) operating activities	5,239,954	(15,117,046)

Cash flows used in investing activities -
Purchases of property, plant and equipment	(1,539,974)	(1,345,303)

Cash flows from financing activities:
Net increase (decrease) in cash overdraft	(94,173)	26,730
Net increase (decrease) in due to Royster-Clark, Inc.	(3,530,360)	16,609,697

Net cash provided by (used in) financing activities	(3,624,533)	16,636,427

Net increase in cash	75,447	174,078

Cash, beginning of period	495	1,094

Cash, end of period	$75,942	175,172

See accompanying notes to condensed financial statements.

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Notes to Condensed Financial Statements

September 30, 2004

(1)	Description of Business and Basis of Presentation

Royster-Clark Nitrogen, Inc. (herein referred to as RCN or the Company) operates a nitrogen manufacturing plant that supplies retail and wholesale agricultural businesses with nitrogen-based fertilizer products. The Company is a wholly owned subsidiary of Royster-Clark, Inc. (RCI).

As a wholly owned subsidiary of RCI, certain selling, general and administrative expenses and interest expense are allocated to RCN from RCI, as discussed further in note 4 to the condensed financial statements.

The information presented as of September 30, 2004 and for the nine month periods ended September 30, 2004 and 2003 is unaudited and reflects all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for the fair presentation of the Company’s financial position as of September 30, 2004 and the results of its operations and its cash flows for the nine month periods ended September 30, 2004 and 2003. The December 31, 2003 balance sheet information was derived from the audited financial statements for the year ended December 31, 2003.

The condensed financial statements included herein have been prepared in accordance with U.S. generally accepted accounting principles and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. These condensed financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2003, included herein.

(2)	Inventories

Inventories at September 30, 2004 and December 31, 2003 consist of the following:

	September 30, 2004	December 31, 2003
Raw materials	$1,358,039	3,043,417
Finished goods	5,815,978	7,544,493

	$7,174,017	10,587,910

(3)	Restricted Cash

At September 30, 2004, the Company had $75,290 in restricted cash, representing unspent proceeds from a grant of $500,000 from the State of Illinois, whose sole use of this cash is for an economic and development study on the feasibility of converting the Company’s East Dubuque nitrogen-manufacturing plant from natural gas to coal feedstock. Restricted cash is included in “cash” in the accompanying condensed balance sheets.

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Notes to Condensed Financial Statements

September 30, 2004

(4)	Related Party Transactions

In the ordinary course of business, the Company has significant transactional arrangements with RCI and its affiliated companies. Due to Royster-Clark, Inc. of $64,462,464 and $67,992,824 at September 30, 2004 and December 31, 2003, respectively, represents net amounts due to RCI as a result of the transactions noted below. RCN is dependent on funding from RCI to meet its operating and capital cash flow requirements.

Significant related party transactions between the Company and RCI and affiliates for the nine months ended September 30, 2004 and 2003 consist of the following:

	2004	2003
Product sales to RCI and affiliates	$66,639,368	40,158,326
Selling, general and administrative expenses charged by RCI and affiliates:
Rail car rental	(210,292)	(279,111)
Warehousing	(305,463)	(285,265)
Other	(26,213)	(65,650)
Interest expense charged by RCI	(3,898,892)	(4,007,278)

RCN has been operated largely as a stand-alone profit center and maintains many of its own selling, general and administrative functions. The costs associated for these functions are included in RCN’s stand-alone financial statements. The accompanying financial statements also include other selling, general and administrative costs allocated to RCN from RCI and affiliates for expenses incurred on behalf of RCN. These have been allocated as outlined below. There can be no assurance that these allocations are representative of the expenses that would have been incurred by RCN if it had obtained these services from an unrelated party for the periods presented or any future period.

Product sales to and purchases from RCI and its affiliated companies are consummated at prices commensurate with competitive prices in RCN’s local wholesale market.

Interest expense charged to RCN on net amounts due to RCI has been allocated based on an initial contribution of $36 million upon the purchase of RCN in 1999 at a rate of 10.25%. Interest is allocated on the remaining balance of amounts due to RCI is based on LIBOR and prime rates incurred by RCI on its outstanding senior secured credit facility.

Certain selling, general and administrative expenses have been allocated by RCI to RCN, including insurance, rent and warehousing expenses. RCN is allocated a full range of insurance coverage which includes property, general and auto liability, umbrella and other miscellaneous coverages. Property insurance comprises over 90% of liability insurance which is allocated based on the ratio of RCN fixed asset and inventory values to RCI fixed asset and inventory values. Rent and warehousing expenses are allocated based on the usage of railcars and storage facilities. Other selling, general and administrative expenses, such as payroll, employee benefits and legal fees, are processed and paid by RCI. These charges are applied to RCN using the specific identification method.

ROYSTER-CLARK NITROGEN, INC.

(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Notes to Condensed Financial Statements

September 30, 2004

The management of the Company believes the methodologies for the above allocations are reasonable.

(5)	Income Taxes

At June 30, 2003, the Company concluded, in accordance with Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes, that it was no longer more likely than not that the full amount of its net deferred tax asset would be realized. As a result, the Company recorded a full valuation allowance resulting in income tax expense of $13,549,000 for the nine months ended September 30, 2003.

(6)	Commitment

Pursuant to the terms of a non-binding letter of intent dated as of August 6, 2004, and as amended on October 28, 2004, between RCI and Rentech Development Corporation (Rentech), Rentech intends to negotiate a definitive agreement for the acquisition of the common stock of RCN. Subject to the terms and conditions of the definitive agreement, Rentech shall pay $50,000,000 for the common stock and $13,000,000 representing the net working capital of RCN at the time of closing. If RCI and Rentech fail to enter into a definitive agreement by December 10, 2004, either party may terminate the non-binding letter of intent. Additionally, RCI can terminate this letter of intent if Rentech has not provided commitments for financing by December 10, 2004.

(7)	Impairment Charge

During the six months ended June 30, 2004, the Company recorded an impairment charge of $299,326 on assets previously held for sale. This loss is included in cost of sales in the accompanying condensed statements of operations for the nine months ended September 30, 2004.